PRICING SUPPLEMENT NO. 96-10 Dated December 2, 1996       Rule 424(b)(2)
To Prospectus Supplement Dated August 22, 1996       File No. 33-64357


                         BENEFICIAL CORPORATION

                       Medium-Term Notes, Series H
                           (Book Entry Notes)


J.P. Morgan Securities Inc. purchased $25,000,000 principal amount of these Medium-Term Notes, Series H, maturing on December 5, 2001, at a principal price of $25,000,000.00 for resale to investors from time to time at prices based on market conditions at the time of resale.

       Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  December 5, 2001       Interest Payment Period:
                                         Quarterly
Interest Rate Basis:
  LIBOR                                Interest Reset Period:
                                         Quarterly
Specify Other Base Rate: N/A
                                       Interest Reset Dates:
Index Maturity: 3-month                  Same as Interest Payment Dates

Spread: plus 0.16%                     Settlement Date (Issue Date):
                                         December 5, 1996
Spread Multiplier: N/A
                                       Calculation Agent:
Maximum Interest Rate: N/A               The Chase Manhattan Bank

Minimum Interest Rate: N/A             Optional Repayment Date(s):
                                         N/A
Interest Payment Dates:
  The 5th of each March, June,         Additional Terms:
  September and December, commencing     For the purposes of the Notes
  on March 5, 1997 through and           contemplated hereunder, interest
  including the Maturity Date.           payments will include interest
                                         accrued to, but excluding the
                                         Interest Payment Date.
Initial Interest Rate:
  Determined as if the Settlement
  Date was an Interest Reset Date.